                                                                   EXHIBIT 10.13

                           STOCK PURCHASE AGREEMENT


                                 By and Among

                            Control Devices, Inc.,
                            an Indiana corporation,




                                      and


                Antonio Alvarez-Mendez, Jacqueline Chambrelan,
            Regina Combes, Raymond Fraysse, Michel Hauser-Kauffmann
                       Alain Lebatard and Bernard Viret,
                      all of whom are residents of France


                          Dated as of March 29, 1996

                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement is made and entered into as of the 29 day of March, 1996, by and among Control Devices, Inc., an Indiana corporation with its principal place of business at 228 Northeast Road, Standish, Maine, USA 04084 ("Purchaser"), and Antonio Alvarez-Mendez residing at 8 Square Charton, 92200 Neuilly S/Seine, France ("Alvarez"), Jacqueline Chambrelan residing at 45 bld de la Saussaye, 92200 Neuilly S/Seine, France ("Chambrelan"), Regina Combes residing at 185 avenue Aristide Briand, 94230 Cachan, France ("Combes"), Raymond Fraysse residing at 30 rue des Sapins, 94100 St Maur Des Fosses, France ("Fraysse"), Michel Hauser-Kauffmann residing at 9 rue Meynadier, 75019 Paris, France ("Hauser-Kauffman"), Alain Lebatard residing at 48 rue de Mouzaia, 75019 Paris, France ("Lebatard"), Bernard Viret residing at 28 avenue de la Republique, 94700 Maisons-Alfort, France ("Viret"), (collectively, the "Sellers").

                                   RECITALS:


     A. Sellers collectively own all of the issued and outstanding Shares (as defined below) of Realisations et Diffusion pour l'Industrie, a French societe anonyme a Directoire (Directorate) with a capital of Seven Million French Francs (FF 7,000,000) having its registered offices at ZAC de Villepinte, 5 a 7 Allee Louis Breguet, 93420 Villepinte, France registered at The Registry of Commerce of Bobigny, under the No. B712 042 803 (the "Company"),

     B. The Company, directly and through its wholly-owned subsidiaries, is engaged in the design, development, manufacture and distribution throughout Western Europe of electrical components, including (i) thermal protectors and sensors, thermal fuses and circuit breakers for the automotive industry and appliance OEM's; (ii) passive components, such as fuses, capacitors and connectors; and (iii) fuses, terminals and small electrical accessories, sound, CB and GMS accessories for the automotive aftermarket, wholesalers and automobile centers (the "Business").

     C. Purchaser desires to acquire, and Sellers desire to sell, the Shares to Purchaser, subject to and in accordance with the terms, conditions and covenants set forth herein.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants contained herein and each act done pursuant thereto, Purchaser and Sellers agree as follows:


                                   Article 1
                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

     1.1   "Accessible Records" shall have the meaning given such term in
            ------------------
Section 9.7 of this Agreement.

     1.2   "Act" shall mean the Securities Act of 1933 (15 United States
            ---
Code (S)(S)77a et seq.).

     1.3   "Accountants" shall mean Arthur Andersen, LLP and its affiliates.
            -----------

     1.4   "Affiliate" shall mean as to any Person, any other Person which
            ---------
directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with")
                                -------------       -------------------------
shall mean possession, directly or indirectly, of power to direct or influence the direction of the management or policies (whether as a director, officer or employee, through the ownership of securities or other ownership interests, by contract or otherwise).

     1.5   "Agreement" shall mean this Stock Purchase Agreement, together with
            ---------
all Exhibits and Schedules referred to herein, as the same may be amended or supplemented at any time and from time to time after the date hereof.

     1.6   "Alvarez"  shall mean Antonio Alvarez-Mendez.
            -------

     1.7   "Assets" shall have the meaning set forth in Section 3.9(a) of this
            ------
Agreement.

     1.8   "Audited  Balance Sheet" shall mean the audited balance sheet of the
            ----------------------
Company as of December 31, 1995 included within the Year-End Financial Statements for the year ended December 31, 1995 delivered to Purchaser.

     1.9   "Benefit Plans" shall have the meaning set forth in Section 3.21(c)
            -------------
of this Agreement.

     1.10  "Business" shall have the meaning given such term in the Recitals to
            --------
this Agreement.

     1.11  "Cash Portion"  shall have the meaning set forth in Section 2.2(a) of
            ------------
this Agreement.

     1.12  "Chambrelan" shall mean Jacqueline Chambrelan.
            ----------

     1.13  "Claim" shall mean any and all claims, demands, causes of action,
            -----
suits, judicial and administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, costs, attorneys fees, and any other expenses incurred, assessed, asserted or sustained by or against the Company.

     1.14  "Closing" shall have the meaning set forth in Section 2.3 of this
            -------
Agreement.

     1.15  "Closing Date" shall mean the date on which the Closing occurs.
            ------------

     1.16  "Combes" shall mean Regina Combes.
            ------

     1.17  "Company" shall mean Realisations et Diffusion pour l'Industrie, a
            -------
French societe anonyme a Directoire (Directorate).

     1.18  "Converted Common Shares" shall mean the Class A Common Shares of
            -----------------------
Purchaser (or any other class of shares into or for which the outstanding Class A Common Shares of Purchases shall have been converted or exchanged) that are issued to a Seller by Purchaser upon the conversion of a Seller's Convertible Note.

     1.19  "Convertible Notes" shall have the meaning set forth in
            -----------------
Section 2.2(b)(ii) of this Agreement.

     1.20  "Court" shall have the meaning set forth in Section 9.2 of this
            -----
Agreement.

     1.21  "Debt Portion" shall have the meaning set forth in Section 2.2(b)of
            ------------
this Agreement.

     1.22  "Environmental Law(s)" shall mean the applicable statutes, laws,
            --------------------
ordinances, rules, orders, decrees and regulations of France and any other country in which the Company has owned or leased real estate, each as may have been amended, and all other statutes, laws, ordinances, rules, orders, decrees and regulations governing the generation, use, collection, discharge, storage, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials.

     1.23  "Financial Statements" shall mean collectively the Year-End Financial
            --------------------
Statements and the Interim Financial Statements.

     1.24  "Fraysse" shall mean Raymond Fraysse.
            -------

     1.25  "GAAP" shall mean generally accepted accounting principles in France
            ----
consistently applied.

     1.26  "Government" shall mean (or in the case of "Governmental" shall refer
            ----------                                 ------------
to):

     (a) the government of France or any foreign country in which the Company conducts or has conducted business in the one year period prior to the date of this Agreement;

     (b) the government of any state, province, county, municipality, city, town or district of France or any foreign country; and any multi-county district; and

     (c) any ministry, agency, department, authority, commission, administration, corporation, bank, court, magistrate, tribunal, arbitrator, instrumentality or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (a) and (b).

     1.27  "Hazardous Materials" shall have the meaning set forth in
            -------------------
Section 3.15(a) of this Agreement.

     1.28  "Hauser-Kauffmann"  shall mean Michel Hauser-Kauffmann.
            ----------------

     1.29  "Indemnifiable Losses" and "Indemnifiable Loss" shall have the
            --------------------
meaning given such terms in Section 8.1(a) of this Agreement.

     1.30  "Indemnitee" shall have the meaning given such term in Section 8.3 of
            ----------
this Agreement.

     1.31  "Indemnitor" shall have the meaning given such term in Section 8.3 of
            ----------
this Agreement.

     1.32  "Interim Financial Statements" shall mean the  balance sheets of the
            ----------------------------
Company as of September 30, 1995 and December 31, 1995 and the related statements of income, retained earnings and cash flows for the periods then ended prepared by the Company solely for the Purchaser and heretofore delivered to Purchaser.

     1.33  "IPO" shall mean an initial public offering of the Class A Common
            ---
Shares of Purchaser.

     1.34  "Knowledge," "Known" or "Knows" when modifying any representation or
            -----------------------------
warranty of a party shall mean that: (a) the knowledge of any one Seller is conclusively deemed to include the knowledge of all Sellers and the Company; and
(b) the knowledge of the Company is conclusively deemed to include the knowledge of each Seller and all directors and officers of the Company. An individual will be deemed to have "knowledge" or "know" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     1.35  "Law" shall mean any of the following of, or issued by, any
            ---
Government, in effect on or prior to the date hereof, including any amendment, modification or supplementation of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement, promulgation or granting thereof and prior to the date hereof: any statute, law, act, ordinance, code, rule, or regulation or any writ, injunction, award, decree, judgment or order of any Government.

     1.36  "Leased Real Estate" shall have the meaning given such term in
            ------------------
Section 3.10(a) of this Agreement.

     1.37  "Lebatard" shall mean Alain Lebatard.
            --------

     1.38  "Liability" of any Person shall mean and include:
            ---------

     (a) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, known or unknown, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured;

     (b) any right against such Person to an equitable remedy for breach of performance, whether or not such right to any equitable remedy is reduced to judgment, fixed, known or unknown, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

     (c) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

     1.39  "Liens" shall mean any lien, encroachment, easement, encumbrance,
            -----
mortgage, hypothecation, pledge, conditional sales contract, equity charge, or other similar conflicting ownership or security interest in favor of any person, other than the Permitted Liens.

     1.40  "Non-Convertible Notes"  shall have the meaning set forth in
            ---------------------
Section 2.2(b)(i) of this Agreement.

     1.41  "Notice Party" shall have the meaning set forth in Section 9.3(a) of
            ------------
this Agreement.

     1.42  "Operating Agreement(s)" shall have the meaning set forth in
            ----------------------
Section 3.13 of this Agreement.

     1.43  "Other Equity Interests" shall have the meaning set forth in
            ----------------------
Section 3.1(d) of this Agreement.

     1.44  "Permissible Dividend Payment" shall mean dividends in the aggregate
            ----------------------------
amount of Four Hundred Eighty Thousand French Francs (FF 480,000) which shall bedeclared by the Company for the benefit of the Sellers and shall be due and payable to Sellers after the Closing in accordance with the provisions of
Section 7.4 of this Agreement.

     1.45  "Permitted Liens" shall mean (a) Liens for Taxes not yet delinquent
            ---------------
or the validity of which are being contested in good faith by appropriate actions and which are described on Schedule 3.8, (b) the rights of third parties
                                   ------------
under the Real Estate Leases and the tangible personal property leases, (c) all easements, covenants, restrictions and other encumbrances of record which do not destroy marketability of title, materially detract from the value or materially interfere with the present use of any Real Estate, and (d) the Liens set forth on Schedule 3.9(a), which are accepted by Purchaser as of the date of this
   ---------------
Agreement.

     1.46  "Person" shall mean any corporation, partnership, limited liability
            ------
company, limited liability partnership, joint venture, trust, unincorporated association or organization, business, enterprise, or other entity; any individual; and any Government.

     1.47  "Proprietary Rights" shall have the meaning set forth in
            ------------------
Section 3.18(a) of this Agreement.

     1.48  "Purchaser" shall mean Control Devices, Inc., an Indiana corporation.
            ---------

     1.49  "Purchaser's Counsels' Opinions" shall have the meaning given such
            ------------------------------
term in Section 2.3(c)(v) of this Agreement.

     1.50  "Purchase Price" shall have the meaning set forth in Section 2.2 of
            --------------
this Agreement.

     1.51  "RDI Companies" shall have the meaning set forth in Section 3.1(d) of
            -------------
this Agreement.

     1.52  "Real Estate" shall have the meaning given such term in
            -----------
Section 3.10(a) of this Agreement.

     1.53  "Regulation S" shall mean Regulation S (Rules 901 to 904) under the
            ------------
Act.

     1.54  "Securities" shall mean, collectively, the Converted Common Shares,
            ----------
the Convertible Notes, and the Non-Convertible Notes.

     1.55  "Sellers" shall mean Alvarez, Chambrelan, Combes, Fraysse, Hauser-
            -------
Kauffmann, Lebatard, and Viret.

     1.56  "Sellers' Designee" shall mean Hauser-Kauffmann, whose address for
            -----------------
purposes of this Agreement shall be as set forth in Section 9.3 of this Agreement.

     1.57  "Sellers' Counsel's Opinion" shall have the meaning given such term
            --------------------------
in Section 2.3(b)(vi) of this Agreement.

     1.58  "Shares" shall have the meaning set forth in Section 3.1(a) of this
            ------
Agreement.

     1.59  "Subordinated Notes" shall mean, collectively, the Non-Convertible
            ------------------
Notes and the Convertible Notes.

     1.60  "Tax" or "Taxes" shall mean all taxes (including, without limitation,
            --------------
company tax, professional tax, value added tax, social security, and other employee charges and other fiscal and parafiscal charges), interest, penalties, assessments or deficiencies imposed by or due to any Governmental taxing authority.

     1.61  "Tax Code" shall mean the French Code General des Impots, as amended,
            --------
and the rules and regulations promulgated thereunder.

     1.62  "Viret" shall mean Bernard Viret.
            -----

     1.63  "Year-End Debt Level"  shall mean the long term indebtedness in the
            -------------------
amount of Six Million Seven Hundred Thirty-Five Thousand Sixty French Francs
(FF 6,735,060), the short term indebtedness in the amount of One Million Five Hundred Thirty-One Thousand Two Hundred Sixty-Five French Francs (FF 1,531,265) and the receivable financing indebtedness in the amount of Sixteen Million Seven Hundred Eight Thousand French Francs (FF 16,708,000) incurred by the Company as of December 31, 1995 in the aggregate amount of Twenty Four Million, Nine Hundred Seventy Four Thousand, Three Hundred Twenty Five French Francs
(FF 24,974,325).

     1.64  "Year-End Financial Statements" shall mean the balance sheets of the
            -----------------------------
Company for the years ended December 31, 1993, 1994 and 1995 , and the related statements of income, retained earnings, and cash flows for the years then ended, together with appropriate notes to such financial statements, audited by Guyon, Varona & Autres.



                                   Article 2
                               PURCHASE AND SALE


     2.1  Purchase and Sale of Shares. On the terms and subject to the
          ---------------------------
conditions and covenants set forth in this Agreement, Sellers hereby agree to sell, assign, convey, transfer and deliver to Purchaser simultaneously with the execution and delivery hereof, and Purchaser hereby agrees to purchase from Sellers, free and clear of any and all Liens, all of the Shares, subject to the rights of Sellers to the Permissible Dividend Payment.

     2.2  Amount and Manner of Payment of Purchase Price. As full payment for
          ----------------------------------------------
the transfer and delivery of the Shares, Purchaser shall pay to Sellers (the "Purchase Price") as follows:

     (a) Thirty-Five Million French Francs (FF 35,000,000) (the "Cash Portion") by wire transfer to Sellers of immediately available funds to such accounts as Sellers have designated in writing to Purchaser, confirmation of the initiation of such wire transfers to be delivered to Sellers simultaneously with the execution and delivery hereof.

     (b) Two Million US Dollars ($2,000,000) (the "Debt Portion") by delivery on the date hereof to Sellers of subordinated promissory notes as follows:

            (i) Chambrelan, Fraysse, and Viret shall receive non-convertible notes substantially in the form of Exhibit A (the "Non-Convertible Notes"); and
                                   ---------

            (ii) Alvarez, Combes, Lebatard and Hauser-Kauffmann shall receive convertible notes substantially in the form of Exhibit B (the "Convertible
                                               ---------
Notes").

     (c) The Cash Portion and the Debt Portion of the Purchase Price shall be allocated among the Sellers as provided in Schedule 2.2.
                                           ------------

     2.3  Closing.
          -------

     (a)  The Closing.  The purchase and sale of the Shares (the "Closing")
          -----------
shall be held at 8:00 a.m. (local time) at the law offices of Hughes, Hubbard & Reed on March 29, 1996, or as soon as practicable after all conditions set forth in Article 5 have been satisfied or duly waived by Purchaser and all conditions set forth in Article 6 have been satisfied or duly waived by Sellers.

     (b)  Deliveries by Sellers.  At the Closing, Sellers shall deliver, or
          ---------------------
cause to have been delivered, to Purchaser the following:

            (i) Sellers shall execute and deliver to Purchaser the share transfer instruments (ordres de mouvements) necessary to permit the transfer of the Shares to Purchaser;

            (ii) Seller shall execute and deliver to Purchaser the Share Assignment Agreement (which is intended to be recorded at the tax office), in form and substance reasonably satisfactory to counsel for Purchaser;

            (iii)  the certificates of performance of Sellers required by
Section 5.2;

            (iv) a copy, certified as accurate by the Chairman of the Company's Supervisory Board, of the minutes of the Supervisory Board meeting referred to in Section 5.3;

            (v) a copy, certified as accurate by the Chairman of the Company's Supervisory Board, of the consultation with the works council required by Article L 432-1, paragraph 3, of the French Labor Code;

            (vi) an opinion of Veil Armfelt Jourde, counsel for Sellers, dated the date of the Closing, and in form and substance reasonably satisfactory to counsel for Purchaser ("Sellers' Counsel's Opinion");

            (vii) the Articles of Incorporation (statuts) of the Company, certified by the Chairman of the Supervisory Board as of the Closing Date;

            (viii) a certificate from the French Commercial Registry for the Company, dated no more than ten (10) days prior to the Closing;

            (ix)   the duly executed releases contemplated by Section 5.6;

            (x) the amendments to the employment agreements for Hauser-Kauffmann and Lebatard;

            (xi) undated letters of resignation executed by each of the current members of the Supervisory Board and the Directorate, pursuant to which each such member resigns as Supervisory Board or Directorate member, but not as employee; and

            (xii) the certificate of the Chairman of the Company contemplated by Section. 5.7.


     (c)  Deliveries by Purchaser.  At the Closing, Purchaser shall deliver to
          -----------------------
Sellers the following:

            (i) Confirmations that wire transfers have been initiated for the Cash Portion of the Purchase Price due at the Closing in accordance with
Section 2.2;

            (ii)  the Subordinated Notes due at the Closing in accordance with
Section 2.2;

            (iii) the certificate of performance of Purchaser required by
Section 6.2;

            (iv) the certificate of the Secretary or Assistant Secretary of Purchaser certifying the resolutions of the Board of Directors of Purchaser, as required by Section 6.3;

            (v) the opinions, dated the date of the Closing and in form and substance reasonably satisfactory to counsel for Sellers, of Sommer & Barnard, PC, special counsel for Purchaser, and Hughes, Hubbard & Reed, French counsel for Purchaser (collectively, such counsel opinions the "Purchaser's Counsels' Opinions) and

            (vi) a certificate of existence for Purchaser issued by the Secretary of State of the State of Indiana, dated no more than ten (10) days prior to Closing.


     2.4  Further Assurances.  The parties hereto shall use all reasonable and
          ------------------
best efforts to comply with all legal requirements imposed on them with respect to the transactions contemplated by this Agreement. Each party agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein, contemplated hereby or reasonably requested by the other party to perfect or evidence its rights hereunder. Each party hereto will use all reasonable and best efforts to effect an orderly transfer of the Shares and to complete the transactions contemplated by this Agreement as of March 29, 1996.

     2.5  Sales and Transfer Taxes.  Any transfer or other tax or duty owing on
          ------------------------
account of the transfer of the Shares to Purchaser set forth on Schedule 2.5
                                                                ------------
shall be paid by Purchaser, and any other transfer tax or duty or foreign, federal or local income or other tax owing on account of Sellers gain or loss or other income realized by Sellers on the sale of the Shares shall be paid by Sellers.


                                   Article 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS


As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers, and each of them, jointly and severally represent and warrant to Purchaser and agree as follows:

     3.1  Organization and Capital Structure of the Company.
          -------------------------------------------------

     (a) The Company is a societe anonyme a Directoire (Directorate) duly organized and validly existing under the laws of France, which is the only jurisdiction in which the leasing of the

Company's properties or the conduct of the Business requires such qualification, and no other country has demanded, requested or otherwise indicated that the Company is required so to qualify. The Company has its registered office at ZAC de Villepinte, 5 a 7 Allee Louis Breguet, 93420 Villepinte, France and is registered at The Registry of Commerce of Bobigny, under No. B 712 042 803. The Company has a share capital of FF 7,000,000 divided into 70,000 shares, FF 100 par value, all of which are issued and outstanding ("Shares").

     (b) All of the Shares have been duly and validly issued, and are fully paid and non-assessable. Schedule 3.1(b) contains the name of the owners and the
                         ---------------
number and percentage of outstanding Shares owned, directly or indirectly, of record or beneficially by Sellers. No shares of capital stock of the Company other than those Shares listed on Schedule 3.1 are issued or outstanding. There
                                  ------------
are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock, options, or securities of any kind, of the Company and all of the Shares are free and clear of any claims, encumbrances, or other rights whatsoever of third parties, other than the transfer restriction contained in Article 11 of the Articles of Incorporation (statuts) of the Company.

     (c) Complete and correct copies of the Articles of Incorporation (statuts), and all restatements and amendments thereto and of the K-bis, as amended to date, for the Company have heretofore been delivered to Purchaser.

     (d) Except for its interests in the RDI Companies and the Other Equity Interests, the Company does not have any subsidiaries and does not, directly or indirectly, own any voting securities or other equity interests in any Person and no Affiliate of a Seller owns, directly or indirectly, any voting securities or other equity interests in any Person that is engaged in business similar to the Business. Except as set forth in Schedule 3.19, there are no written or
                                      -------------
unwritten agreements or understanding between the Company and any RDI Company or between the Company and any Other Equity Interest. Schedule 3.1(d) contains the
                                                    --------------
(i) the name, jurisdiction of incorporation or organization, authorized shares or other equity capital and percentage of outstanding shares or other equity interests of each entity owned, directly or indirectly, of record or beneficially by the Company, including without limitation, (A) any entity in which the Company's interest is equal to or exceeds twenty percent (20%) of the outstanding shares or other equity interests (the "RDI Companies"), and (B) any entity in which the Company's interest is less than twenty percent (20%) of the outstanding shares or other equity interests (the "Other Equity Interests"), and
(ii) to the Knowledge of Sellers, the name of the owners and the number and percentage of outstanding shares or other equity interests of each of such entities listed on Schedule 3.1(d) owned of record or beneficially by any other
                   --------------
Person. The outstanding capital stock of each of the RDI Companies which is owned by the Company is validly issued, fully paid and nonassessable. There are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any capital stock or equity interests of any of the RDI Companies or the Other Equity Interests. All shares of capital stock or equity interests of the RDI Companies listed on Schedule 3.1(d) are owned, free and clear of any Liens,
                    --------------
except as set forth on Schedule 3.1(d).
                       --------------

     3.2  Authority.
          ---------

     (a) Each Seller has full right, capacity, power and authority to execute and deliver this Agreement and the Share Assignment Agreement, to transfer the Shares and consummate the other transactions contemplated hereby and to comply with and perform the terms, conditions and provisions hereof. None of the Sellers requires the consent of his or her spouse or of any other Person (other than the Supervisory Board of the Company in accordance with Article 11 of the Articles of Incorporation (statuts)) in order to transfer the Shares to Purchaser. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by all requisite corporate action of the Company and does not require any further authorization or consent.

     (b) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, and the continuance of the Business by Purchaser after the Closing, (i) shall result in the transfer to Purchaser of full and valid title to the Shares, free and clear of any Liens, Claims, other encumbrances of any kind and of any restrictions of any kind on the transferability of the Shares other than the transfer restriction contained in
Article 11 of the Articles of Incorporation (statuts); and (ii) do not and will not (A) conflict with or result in a breach of any of the provisions of the Certificate or Articles of Incorporation (statuts) or the K-bis of the Company,
(B) contravene any Law, (C) contravene any order, writ, award, judgment, decree or other determination which affects or binds any Seller, the Company, or any of Company's properties, (D) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination under any contract, agreement, note, deed of trust, mortgage, trust, lease, Governmental or other license, permit or other authorization, or any other instrument or restriction to which any Seller or the Company is a party or by which any of their respective properties may be affected or bound, or (E) except for the administrative declaration to be filed with the French Ministry of Economy and as set forth in Schedule 3.2(b), require any Seller or the Company to obtain the
                ---------------
approval, consent or authorization of, or to make any declaration, filing or registration with, any judicial authority, third party or any Governmental authority which has not been obtained in writing prior to the date of this Agreement.

     (c) This Agreement is the legal, valid and binding agreement of each Seller and is enforceable against each Seller in accordance with its terms.

     3.3  Financial Statements.
          --------------------

     (a)  The Year-End Financial Statements (i) are correct and complete;
(ii) present fairly the financial position and results of operations of the Business as of the statement dates and for the periods indicated, and (iii) have been prepared in accordance with GAAP consistently applied throughout and among the periods indicated except as set forth in the annexes of such Year-End Financial Statements. The Interim Financial Statements (A) are correct and complete; (B) present fairly the financial position and results of operations of the Business as of the statement dates and for the periods indicated, and
(C) have been prepared in accordance with GAAP consistently applied throughout and among the periods indicated and are consistent with the Year-End

Financial Statements subject to normal, recurring year-end adjustments (in accordance with GAAP in the ordinary course of business of the Company and consistent with prior year-end adjustments).

     (b)  Except as set forth in Schedule 3.3(b), the Company has fully paid or
                                 ---------------
made adequate reserves in its Year-End Financial Statements for all taxes, social security obligations, accrued vacation pay, salaries, severance pay, damages and interest, penalties, and other liabilities of any kind for which it is or may become liable, in respect of its operations through December 31, 1995.

     (c) All properties material to the operations of the Business are reflected on the Financial Statements in the manner and the extent required by GAAP. Except as set forth in Schedule 3.3(c), the Company is not subject to any
                             ---------------
Liability which is not shown or which is in excess of amounts shown or reserved for in the Year-End Financial Statements, other than liabilities which have been reasonably incurred after December 31, 1995 in the ordinary course of business of the Company consistent (in nature, terms and amounts) with the past practices of the Company.

     (d) The RDI Companies, jointly, have no Liabilities other than Liabilities for indebtedness to their lenders in the aggregate amount of Seven Hundred Twenty Thousand French Francs (FF 720,000).

     3.4  Accounts Receivable.  The accounts receivable of the Company as set
          -------------------
forth on the Audited Balance Sheet or arising since the date thereof are valid, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of the Business consistent with the past practices of the Company, are not subject to valid defenses, set-offs or counterclaims, and are collectible within twelve
(12) months after billing at the full recorded amount thereof less any allowance for bad debts (creances douteuses) recorded on the Audited Balance Sheet. The allowance for bad debts (creances douteuses) recorded on the Audited Balance Sheet has been determined in accordance with GAAP consistent with the past practices of the Company. Schedule 3.4 sets forth accounts which have come to
                          ------------
the Knowledge of Sellers since December 31, 1995 which may become uncollectible.

     3.5  Inventory.  All inventory of the Company reflected in the Audited
          ---------
Balance Sheet or acquired since December 31, 1995 and all of the inventory of the RDI Companies was acquired and has been maintained in the ordinary course of the Business, is of good and merchantable quality, and consists of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business at a price at least equal to the value at which they are recorded. For purposes of this Agreements, lines of inventory as identified by part numbers of the Company or of a RDI Company shall not be deemed "usable, leaseable or saleable" if (a) such lines of inventory have been maintained for a period of two years or more, (b) no sales from such lines have taken place during the two year period prior to the date of this Agreement and (c) the value of such inventory in the aggregate exceeds the amount of the reserve established for obsolete inventory as reflected in the Audited Balance Sheet. The Company is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers, other than in the ordinary course of business with respect to inventory utilized in the automotive aftermarket. All inventory of the Company is located at the locations set forth in Schedule 3.5 and at no other location.
   ------------

     3.6  Absence of Certain Changes or Events.  Except as expressly
          ------------------------------------
contemplated by this Agreement or as set forth on Schedule 3.6, since
                                                  ------------
December 31, 1995 there has not been any (a) material change in the condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities of the Company other than reasonable changes incurred in the ordinary course of business, and such reasonable changes in the ordinary course of business have not adversely affected the Business; (b) transaction by the Company other than in the ordinary course of business as conducted on that date; (c) destruction, damage to or loss of any asset of the Company (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of the Company; (d) change in accounting methods, principles or practices (including, without limitation, any change in depreciation or amortization policies or rates) of the Company; (e) declaration, setting aside or payment of a dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (f) issuance or sale by the Company of any stock, bonds or other corporate securities or any grant of any option, warrant or other right to subscribe for or to purchase any of its capital stock; (g) incurrence by the Company of any indebtedness, or acceptance of any other liability or obligation other than in the ordinary course of its business; (h) action taken that has resulted or reasonably would be expected to result in any asset of the Company being mortgaged, pledged or subjected to any Lien; (i) sale, transfer or other disposition of any asset of the Company other than in the ordinary course of business; (j) action taken by the Company that has resulted or will result in it becoming a party to any joint venture, consortium or partnership arrangement or agreement; (k) increase in the salary or other compensation payable or to become payable by the Company to its current or former officers or directors, or the declaration, payment or commitment or obligation of any kind for payment by the Company of a bonus, increased benefit under any insurance, pension or employee benefit plan or other additional compensation to any such Person, other than normal merit increases pursuant to the general practices of the Company in effect as of December 31, 1995;
(l) amendment or termination of any material contract, agreement or license to which the Company is a party other than in the ordinary course of business;
(m) entry or commitment by the Company to enter into any transaction not in the ordinary course of its business; (n) resignation or termination of employment of any of the officers or the following key employees of the Company: Lebatard, Hauser-Kauffmann, Viret, Alvarez or Combes, or any impending or threatened resignation or resignations or termination or terminations of employment that would have a material adverse effect on the operations of the Company (present operations or prospective operations Known to Sellers) or the Business (present operations or prospective operations Known to Sellers); (o) labor trouble or any Known impending or threatened labor trouble affecting or which might affect the operations of the Company; (p) other change in the assets, liabilities, property, prospects, business or financial condition or operations of the Company which would have an adverse effect on the value of the Business and/or the Shares; or (q) agreement or commitment by the Company to do any of the things described in clauses (a) through (m) of this Section 3.6.

  3.7  Debt for Borrowed Moneys.
       ------------------------

       (a) Except as set forth in Schedule 3.7(a), there are no (i) contracts,
                                  --------------
agreements or instruments pursuant to which the Company is indebted or liable to any Person for borrowed money or for the deferred purchase price of any property in excess of One Hundred Thousand French Francs (FF 100,000), (ii) capitalized leases pursuant to which the Company leases real or personal property which provides for annual payments in excess of One Hundred Thousand French Francs
(FF 100,000), (iii) mortgages, security agreements, guaranties, or pledge agreements to which the Company is a party or by which it or any of its properties is subject or encumbered, and (iv) prepayment premium or penalty payments due with respect to the payment of any indebtedness prior to its maturity date upon a default or otherwise. Complete and accurate copies of all contracts, agreements and instruments set forth in Schedule 3.7 have been
                                                   ------------
delivered to Purchaser by Sellers.

       (b) The long term indebtedness, the short term indebtedness and the receivable financing indebtedness of the Company as of the date of this Agreement does not exceed the amount reflected for each such type of indebtedness included within the Year-End Debt Level. The amount of the receivable financing indebtedness on the date of this Agreement does not exceed forty percent (40%) of the amount of the gross accounts receivable of the Company as of the date hereof.

     3.8  Taxes.  The Company has filed all French or other tax returns and
          -----
related information (including, without limitation, information returns) required to be filed on or before the date hereof, have prepared and filed all such tax returns in accordance with the applicable Law and have paid in full, or established an adequate reserve for, all Taxes thereon which are due or may hereafter become due pursuant to such returns or pursuant to any assessment which has or will become payable or otherwise, subject to any extension granted for the filing of any return or for the payment of any tax, interest, penalty, assessment or deficiency. All such returns are true and correct. Sellers have delivered to Purchaser true and complete copies of all returns referred to in the preceding sentences of this Section 3.8 (including any amendments thereof) for the taxable years 1992, 1993 and 1994 for the Company and for 1994 for the RDI Companies. All monies required to be collected or withheld by the Company for Taxes (including, but not limited to income taxes, social security, other payroll taxes, and any liability of the Company with respect to payments made to any shareholders whether as managers (gerants), shareholders or otherwise), have been collected or withheld, and either paid to the appropriate Governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Company, and the Company is not and will not become liable for any Taxes for failure to comply with any of the foregoing. No deficiencies for Taxes have been claimed, proposed or assessed against the Company and no return for Taxes has been audited or examined by any taxing or other Governmental authority during the three-year period prior to the date hereof. Except as set forth in Schedule 3.8, there is no audit, investigation,
                                ------------
claim or assessment pending or, to the Knowledge of Sellers, threatened against the Company for any alleged deficiency in any Tax. There are no waivers or extensions of statutory periods of limitation in effect with respect to any Taxes of the Company. Except as set forth in Schedule 3.8, there are no Tax-
                                              ------------
sharing agreements or similar arrangements with respect to or involving the Company. The Company is not, and following the Closing will not be, liable for any amounts pursuant to any such agreement or arrangement.

     3.9   Marketability and Condition of Assets and Legality of Use.
           ---------------------------------------------------------

     (a) Except for property leased or licensed by the Company, the Company has, or will have at the Closing, valid and exclusive ownership to all assets and properties used in the Business, including, without limitation, those reflected on the Audited Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business or as otherwise specifically permitted by this Agreement) (the "Assets") free and clear of any and all Liens other than the Permitted Liens. The Assets, the leased personal property and Leased Real Estate constitute all of the assets necessary to continue the operations of the Business by the Company after the Closing as it has been conducted prior to the date of this Agreement. All of the Assets are in good and operable condition, normal wear and tear excepted.

     (b)   Except as set forth in Schedule 3.9(b), (i) the Assets, the leased
                                  ---------------
personal property and the Leased Real Estate and their uses conform to all applicable Laws (including, without limitation, electrical, building, zoning, fire and occupational health and safety requirements), and (ii) no notice of any violation of any such Law has been received by Sellers or the Company.

     3.10  Real Property.
           -------------

     (a) All real property (including, without limitation, all interests in and rights to real property) and improvements located thereon which are owned (the "Real Estate") or leased (the "Leased Real Estate") by the Company and all Real Estate which the Company leases, as lessor, to any other Person are identified in Schedule 3.10(a). A complete and accurate copy of each lease for
              ----------------
Leased Real Estate and each lease pursuant to which the Company leases Real Estate, as lessor, to any other Person has heretofore been delivered to Purchaser by Sellers.

     (b) Except as set forth in Schedule 3.10(b), the Company has a valid and exclusive ownership interest in the Real Estate, free and clear of any Lien other than the Permitted Liens. All permits, authorizations and certificates required for the construction, occupancy and use of the Real Estate and the Leased Real Estate have been obtained in compliance with the Law, and remain in full force and effect. There are no building, zoning or use violations existing with respect to any Real Estate. Without limiting the generality of the foregoing, the Company has either obtained a certificate of conformity with regard to all construction work performed on the Real Estate or has filed the necessary application for such certificate and the Sellers Know of no reason why such certificate shall not be issued. There is no provision, by the local planning commission or otherwise, which restricts the use of, or otherwise reduces the value of the Real Estate or the Leased Real Estate. There does not exist on the date hereof any pending or proposed (i) condemnation of all or any part of the Real Estate or the Leased Real Estate; (ii) special assessment for work relating to all or any part of the Real Estate or the Leased Real Estate or
(iii) conduct or activity which will interfere with the use of or access to the Real Estate or the Leased Real Estate. The buildings and any other improvements located on the Real Estate and the Leased Real Estate are all in good and operable condition. The Company has the right to quiet enjoyment of the Leased Real Estate. The leasehold interests of the Company in and to the Leased Real Estate are not subject to or subordinate to any Lien. None of the owners of the

Leased Real Estate has indicated its intention to cancel or not to renew the terms of any lease for any of the Leased Real Estate. The Real Estate and the Leased Real Estate constitute all of the real property used by the Company to conduct the Business.

     3.11  Personal Property and Personal Property Leases.
           ----------------------------------------------

     (a) All of the tangible personal property owned or leased by the Company is located at the locations set forth in Schedule 3.11(a) and at no other
                                         ----------------
location.

     (b)   Except as set forth in Schedule 3.11(b), there are no leases or
                                  ----------------
agreements under which the Company (i) is lessee of, (ii) is primarily or secondarily liable, or (iii) holds or operates, any personal property owned by any third party and used in the Business, which lease or agreement provides for annual payments in excess of One Hundred Thousand French Francs (FF 100,000). A complete and accurate copy of each such lease and agreement has heretofore been delivered to Purchaser by Sellers. None of the owners of equipment leased pursuant to a lease set forth in Schedule 3.11(b) has indicated its intention to
                                 ----------------
cancel or to not renew the terms of such lease.

     3.12  Other Contracts.  Except as set forth in Schedule 3.12,
           ---------------                          -------------
there are no contracts, agreements or understandings of any type or kind (other than those described in other Schedules to this Agreement to which the Company is a party which (a) provides for payments or other consideration on the part of the Company in excess of Two Hundred Thousand French Francs (FF 200,000), or (b) imposes any restrictions on the present or future activities of the Company, including, without limitation, any:
(i) manufacturer representative, distribution, sales, agency, advertising contract, subcontract, or any similar independent contractor relationship;
(ii) guaranty (caution) of any obligations of customers or others; (iii) any other contract, agreement or understandings with any customers outside the ordinary course of business; or (iv) contract with any customer containing any covenant not to compete or other similar restriction. A complete and accurate copy of each such contract, agreement and understanding listed in Schedule 3.12
                                                                  -------------
has been heretofore delivered to Purchaser by Sellers.

     3.13  Status of Leases and Contracts.  Except as set forth in Schedule 3.2,
           ------------------------------                          ------------
each lease, instrument, agreement, understanding or contract described in Sections 3.7, 3.10, 3.11, 3.12 or 3.18 (collectively the "Operating Agreements") will continue in full force and effect after the Closing without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other Person. The Company has fulfilled and performed its obligations under each Operating Agreements, and is not in breach or default under, and is not alleged to be in breach or default under, any of such Operating Agreements. To the Knowledge of Sellers, no other party to any of such leases, instruments, agreements, understandings or contracts has breached or defaulted thereunder. No event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or breach by the Company, or by any other Person. To the Knowledge of Sellers, no Operating Agreement relates to, or was entered into as a result of, an illegal or illicit transaction including, without limitation, an anti-competitive agreement, a bribe, illegal commission, kickback or other illegal or illicit act.

     3.14  Compliance With Laws.  Except as set forth in Schedule 3.14, (a) the
           --------------------                          -------------
Company is not in violation of any applicable building, health and safety or other similar Law, regulation or requirement of or agreement with any Governmental authority having jurisdiction; (b) the Company has complied with and is in compliance with all Laws applicable to them, the Assets, and/or the Business, and there does not exist any valid basis for any claim of default under or violation of any Law, except such defaults or violations or such basis for any claims of such defaults or violations, if any, which in the aggregate do not and will not materially affect the Company, the Assets, the Business, or the prospects of the Company; and (c) the Company has complied with all applicable Laws relating to prices, wages, hours, occupational health and safety, equal opportunity in employment, collective bargaining and all applicable Laws relating to the giving of notice with respect to the transactions contemplated by this Agreement.

     3.15  Environmental Laws.
           ------------------

     (a)   Except as set forth in Schedule 3.15(a), neither the Company nor, to
                                  ----------------
the Knowledge of Sellers, any other Person acting in the name of or on behalf of the Company or at its request has generated, utilized, stored, transported, treated, recycled, disposed of, caused to be disposed of or otherwise handled in any way any petroleum or petroleum products, chemical substances or waste materials or other substance which could cause harm to the environment or endanger the health or well-being of any person, in any way whatsoever (hereinafter collectively referred to as "Hazardous Materials,"), in, on, beneath or about any of the real property currently or formerly used or occupied by the Company, except for inventories of such Hazardous Materials generated or used by the Company in the ordinary course of business in compliance with applicable Environmental Law (which inventories or Hazardous Materials, if any, have been and are stored so that there has been no release of any such Hazardous Materials into the environment).

     (b)   Except as described on Schedule 3.15(b), there are no locations where
                                  ----------------
any Hazardous Materials have been stored, transported, treated, recycled or disposed of, whether by the Company or any other Person acting in the name of or on behalf of the Company or at its request.

     (c) The Company has not received any notice from any Government Authority or other Person advising the Company that it is or may be liable for damages or fines or directly or indirectly liable for costs with respect to any harm or injury or threatened harm or injury resulting from any Hazardous Materials.

     (d)   Except as described on Schedule 3.15(d), to the Knowledge of Sellers,
                                  ----------------
the Company has not received any notice advising the Company that it is or may be liable for damages or injuries to such employee or Person attributable to any Hazardous Materials.

     (e) The Company complies and has always complied with all applicable Environmental Laws, including, but not limited to any regulations relating to product registration, pollution control and environmental contamination.
Without limiting the generality of the foregoing, the Company has obtained all permits and authorizations and filed all notices which are required under such regulations and necessary to conduct the Business. The Company complies and has always complied with the terms of any such authorizations which are valid for an indefinite period and the validity of which shall not be adversely affected by the consummation of the transaction contemplated hereby.

     (f)   Except as set forth in Schedule 3.15 (f) there are no facts Known to
                                  -----------------
Sellers or circumstances which Sellers reasonably expect could form the basis for the assertion of any Claim against the Company relating to any environmental matters, including, without limitation, any Claim arising or asserted under any Environmental Laws or which might have a material adverse effect on the Company, the Assets, the Business, or the results of operation, financial condition or prospects of the Company.

     3.16  No Violation, Litigation or Regulatory Action.  Except as set forth
           ---------------------------------------------
in Schedule 3.16:
   -------------

     (a) There are no lawsuits, charges, claims, audits, suits, proceedings, grievances, arbitrations or investigations pending or, to the Knowledge of Sellers, threatened against or affecting the Company, the Business or properties nor, to the Knowledge of Sellers, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which the Company is the plaintiff or claimant; and

     (b) There is no action, suit or proceeding pending or, to the Knowledge of Sellers, threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     3.17  Warranties.  Except as set forth in Schedule 3.17, or as expressly
           ----------                          -------------
reserved for on the Audited Balance Sheet, the Company has not made any express product warranty with respect to any product that it manufactures or sells or service that it renders. The Company has not received any notice of any material claim in excess of Fifty Thousand French Francs (FF 50,000) based on any express or implied warranty. Any reserve for warranties recorded on the Audited Balance Sheet has been determined in accordance with GAAP and is consistent with the past practices of the Company.

    3.18  Proprietary Rights; Name.
          ------------------------

    (a)   Schedule 3.18(a) contains a list and a description of all
          ----------------
(i) goodwill; (ii) patents, patent rights, applications for patents, trademarks, or other commercial property rights; (iii) United States, state or foreign trademarks, servicemarks, trade names or copyrights for which registrations have been issued or applied for, or other United States, state or foreign trademarks, servicemarks, trade names or copyrights (including software) owned by the Company or in which the Company hold any right, license or interest used in or relating to the Business; (iv) agreements, commitments, contracts, understandings, licenses, assignments or indemnities relating or pertaining to any asset, property or right of the character described in the preceding clause to which the Company is a party; (v) licenses or agreements pertaining to mailing lists, know-how, software, trade secrets, inventions, disclosures or uses of ideas used in or relating to the Business to which the Company is a party; and (vi) registered and unregistered assumed or fictitious names under which the Company is conducting the Business (collectively, the matters described in subsections (i), (ii) and (iii) hereinafter referenced to as "Proprietary Rights").

     (b)   All Proprietary Rights listed in Schedule 3.18(a) as being owned,
                                           ----------------
controlled or used by the Company are valid and in full force and effect and all applications for such registrations are pending and in good standing, all without challenge of any kind and the Company owns the entire right, title and interest in and to all Proprietary Rights so listed, as well as the registrations and applications for registration therefor, without qualification, limitation, burden or encumbrance of any kind.

     (c) Complete and accurate copies of all such Proprietary Rights and registrations, applications or deposits therefor, registered assumed name filings and all such licenses listed in Schedule 3.18(a) have heretofore been
                                        ----------------
delivered to Purchaser by Sellers.

     (d)   Except as expressly disclosed in Schedule 3.18(d), (i) no
                                            ----------------
infringement of any Proprietary Rights or registration thereof has occurred or results in any way from the operations of the Company, or the Business, (ii) no claim or threat of any such infringement has been made or implied in respect of any of the foregoing, and (iii) no proceedings are pending or, to the Knowledge of Sellers, threatened against the Company which challenge the validity or ownership of any Proprietary Rights or the ownership of any other right or property described in Schedule 3.18(a), and to the Knowledge of Sellers there is
                      ----------------
no infringing use of any of the same by others. Neither Sellers nor the Company has had notice of, nor do Sellers have Knowledge of, any basis for a claim against the Company that the operations, activities, products, equipment, machinery or processes of the Business infringe the patents, trademarks, servicemarks, trade names, copyrights or other property rights of others.

     3.19  Intercompany/Affiliate Transactions.  Schedule 3.19 sets forth (a) a
           -----------------------------------   -------------
list of each contract or agreement between the Company, on the one hand, and any Seller, or any Affiliate of any Seller or any member of the immediate family (including parents, spouse, children and grandchildren) of any Seller, on the other hand; and (b) a general description of all such transactions in the last five years.

     3.20  Authorizations.  The Company owns, holds or possesses all franchises,
           --------------
permits, licenses, certificates, registrations, privileges, immunities, approvals and other authorizations necessary to own or lease, operate and use the Assets and to carry on and conduct the Business as now conducted (collectively, the "Authorizations"). The Company does not require any Authorizations other than normal registrations necessary to conduct the Business in France, such as commercial registry, social security, and tax registrations. All of the Company's Authorizations are current and in full force and effect and the transactions contemplated herein shall not adversely affect or terminate such Authorizations.

     3.21  Employee Relations Matters.
           --------------------------

     (a)   Except as set forth in Schedule 3.21(a) and except for payments to
                                  ----------------
social security and retirement organizations imposed by law or the applicable collective bargaining agreements, the

Company is not, with respect to any employee, a party to or bound by any
(i) oral or written employment agreement, consulting agreement, deferred compensation agreement, severance agreement, confidentiality agreement or covenant not to compete, or (ii) employees' pension, profit sharing, stock option, bonus, incentive, stock purchase, welfare, life insurance, hospital or medical benefit plan or any other employee benefit plan. The Company has no obligation to any employee or officer for a termination indemnity or for a termination notice period greater than the indemnity or notice period required by the French Labor Code or the collective bargaining agreement applicable to the Company. The Company has not accrued, and is not required to accrue under GAAP, any retirement or related liabilities on the Audited Balance Sheet.

     (b) The Company is subject to the metallurgy collective bargaining agreement. The Company has complied in all material respects with said agreement and with the French Labor Code and in particular with the Company's obligations in connection with employee representatives and its works council. The works council has been consulted prior to the entering into of this Agreement, in accordance with Article L 432-1, paragraph 3, of the French Labor Code.

     (c)   Except as set forth in Schedule 3.21(a), the Company has no
                                  ----------------
obligation to provide or contribute to the cost of life insurance, health insurance or any other non-pension benefit to or on behalf of retirees or former employees of the Company and there are no health or life insurance, pension, profit-sharing, retirement, bonus, incentive, stock option or stock purchase, insurance, severance or other employee benefit plans or arrangements, in which any employee participates (the "Benefit Plans"). The Company is in compliance with its obligations under any applicable law in connection with the Benefit Plans. Seller has previously provided to Purchaser true, complete and correct copies of all of the Benefit Plans. All employment-related liabilities, including, but not limited to accrued vacation and liabilities relating to the Benefit Plans, have been adequately reserved against in the Audited Balance Sheet, as required by GAAP.

     (d)   Schedule 3.21(d) contains a complete and accurate list of all
           ----------------
officers and employees of the Company, setting forth each such officer's and employee's name, birth date, position, salary and other remuneration and benefits, as well as the date his employment or office began with the Company, The Company has not granted, or agreed to grant, any increase in compensation or any additional benefits to any of its officers or employees beyond those shown in Schedule 3.21(d). The rights and obligations of the employees result solely
   ----------------
from the terms of their employment contracts, from applicable law, and from the collective bargaining agreement which applies to the Company.

     3.22  Insurance.
           ---------

     (a) All of the material Assets of the Company are adequately insured, wherever located. Schedule 3.22 substantially sets forth a list and brief
                  -------------
description (including insurer, policy number, nature of coverage, limits, premiums and expiration dates) of the principle policies of insurance maintained, owned or held by the Company as of the date of this Agreement. The Company has complied with each of its insurance policies and has not failed to give notice or present any claim thereunder in a due and timely manner. Neither Sellers nor the Company has received any notice of cancellation or non-renewal with respect to any of the insurance policies of the Company.

     (b) Sellers have heretofore delivered to Purchaser complete and accurate copies of (i) all such policies, and (ii) the most recent inspection reports, if any, received from insurance underwriters as to the condition of any of the Assets.

     3.23  Books and Records.
           -----------------

     (a) The Company keeps and maintains books, accounts and records which are up-to-date and accurately account in all material respects for and reflect the assets, properties, liabilities, obligations, affairs and results of the conduct and operation of its business. The minute books of the Company contains an up-to-date, accurate and complete record in all material respects of all meetings of its shareholders and board of directors, and the shareholders' registry contains up-to-date and complete record of the issuance of the issued and outstanding capital stock of the Company. Those books and records, and all records, deeds, agreements and other documents relating to the affairs of the Company are in the possession and control of the Company.

     (b) Complete and accurate copies of minutes of meetings of the shareholders and directors of the Company have been heretofore delivered to Purchaser by Sellers.

     (c) The Company's filings with the Office of the Clerk of the Commercial Court of Bobigny are complete and up-to-date and its commercial registry extract (K-bis) delivered by the Registry of Commerce of Bobigny accurately reflects its present legal situation.

     3.24  Customers.  Schedule 3.24 sets forth for the one year period ended
           ---------   -------------
December 31, 1995, a list of the twenty largest (by volume of sales) customers of the Company for such time period. No customer identified in Schedule 3.24 has terminated or, to the Knowledge of Sellers, intends to terminate its business relationship with the Company.

     3.25  Suppliers.  Except as set forth in Schedule 3.25, during the one year
           ---------                          -------------
period ending December 31, 1995, no one supplier accounted for ten percent (10%) or more of the purchases of the Company for that time period. No supplier identified in Schedule 3.25 has or, to the Knowledge of Sellers, intends to
              -------------
terminate its business relationship with the Company except as noted thereon.

     3.26  US Persons.  None of the Sellers is a US Person as defined in
           ----------
Rule 902(o) of Regulation S under the Act, and none of the Sellers is acquiring any of the Securities for the account or benefit of a US Person.

     3.27  Other Disclosures.
           -----------------

     (a)   Except as set forth in Schedule 3.27(a), there are no agreements
                                  ----------------
restricting the freedom of the Company's officers or employees to compete in any line of business with any Person.

     (b)   Schedule 3.27(b) sets forth the name and address of each bank in
           ----------------
which the Company has an account or safe deposit box and name of each Person authorized to draw thereon or have access thereto.

     3.28  Disclosure.  None of the representations or warranties of Sellers
           ----------
contained herein, none of the information contained in the Schedules referred to in this Article 3, and none of the other information or documents furnished or to be furnished to Purchaser or any of its representatives by Sellers, the Company or any of their representatives in connection with this Agreement and the transactions contemplated hereby, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements made herein or therein not misleading in any material respect.

     3.29  RDI Companies.  For the purposes of the following representations and
           -------------
warranties, the reference to "the Company" shall be deemed to include each one of the RDI Companies (except as otherwise explicitly provided in Article 3):
Sections 3.7 (a), 3.8, 3.9 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18,
3.20, 3.21, 3.24, 3.25, and 3.28.


                                   Article 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser hereby represents and warrants to Sellers and agrees as follows:

     4.1  Organization of Purchaser.  Purchaser is a corporation duly organized
          --------------------------
and validly existing under the laws of the State of Indiana.

     4.2  Authority.
          ---------

     (a) Purchaser has full right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement and the Subordinated Notes by Purchaser have been duly authorized and approved by all requisite corporate action of Purchaser and does not require any further authorization or consent.

     (b) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, including, without limitation, the Subordinated Notes, do not and will not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or the By-Laws of Purchaser,
(ii) contravene any Law, (iii) contravene any order, writ, award, judgment, decree or other determination which affects or binds Purchaser or any of its properties, (iv) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination under any contract, agreement, note, deed of trust, mortgage, trust, lease, Governmental or other license, permit or other authorization, or any other instrument or restriction to which Purchaser is a party or by which any of its properties may be affected or bound, or (v) except for the administrative declaration to be filed with the French Ministry of Economy and as set forth in
Schedule 4.2(b), require Purchaser to obtain the approval, consent or
- ---------------
authorization of, or to make any declaration, filing or registration with, any third party or any Governmental authority which has not been obtained in writing prior to the date of this Agreement.

     (c) Purchaser is not (i) subject to any order, writ, award, judgment, decree or determination or (ii) a party to or bound by any deed of trust, mortgage, trust, lease, Govern mental or other license, permit or other authorization, contract, agreement, note or other instrument or restriction which could conflict with or prevent the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or compliance with the terms, conditions or provisions hereof.

     (d) This Agreement is the legal, valid and binding agreement of Purchaser and is enforceable in accordance with its terms. Each of the Subordinated Notes is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.


                                   Article 5
                     CONDITIONS TO PURCHASER'S OBLIGATIONS

   The obligations of Purchaser to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, except to the extent any such condition is waived in writing by Purchaser:

     5.1  Performance by Each Seller.  Each Seller shall have performed and
          --------------------------
complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by each of them at or prior to the Closing, and the representations and warranties of Sellers contained in this Agreement shall be true as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement).

    5.2  Certificate of Performance of Sellers.  Purchaser shall have received a
         -------------------------------------
certificate from each Seller, each dated the date of the Closing, reasonably satisfactory in form and substance to Purchaser, certifying that such Seller has performed and complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with at or prior to the Closing, and that each of the representations and warranties of Sellers contained in this Agreement is true as of the date of this Agreement and at and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     5.3  Supervisory Board Meeting.  The Supervisory Board of the Company shall
          -------------------------
have approved the transfer of the Shares to Purchaser in accordance with the approval procedure set forth in the Articles of Incorporation (statuts) of the Company.

     5.4  Required Consents.  All consents, approvals, permits and other
          -----------------
authorizations required to consummate the transactions contemplated hereby including, without limitation, the consents or waivers of lenders providing long term credit facilities to the Company listed on Schedule 3.7(a) permitting such facilities to continue after Closing,
          ---------------
shall have been obtained and shall not have been revoked, terminated or otherwise rendered ineffective.

     5.5   Opinion of Counsel for Sellers.  Purchaser shall have received the
           ------------------------------
Sellers' Counsel's Opinion.

     5.6   Release.  Each Seller shall have released the Company from any and
           -------
all claims, demands and rights (other than any arising under the terms of this Agreement) such Seller has against the Company as of the Closing Date, including, without limitation, any payables of the Company owed to such Seller other than (a) the amounts contemplated by this Agreement, and (b) any unpaid compensation amounts or related benefits due to Sellers for services rendered to the Company pursuant to any employment arrangements or agreements listed on
Schedule 3.21.
- -------------

     5.7   Additional Financial Statements and Information.  Sellers shall have
           -----------------------------------------------
delivered to Purchaser at the Closing a certificate prepared by the Company, certified as accurate by the Chairman of the Company, which sets forth the amount of the long term indebtedness, the short term indebtedness and the receivable financing indebtedness of the Company as of the Closing Date.

     5.8   Employment Agreements.  The Employment Agreements of Lebatard and
           ---------------------
Hauser-Kauffmann shall have been amended to the reasonable satisfaction of such Sellers and Purchaser.

     5.9   Works Council.  The Company's management shall have consulted the
           -------------
Company's works council in accordance with Article L 432-1, paragraph 3, of the French Labor Code.

     5.10  No Liens.  There shall be no Liens on the Assets or Shares other than
           --------
the Permitted Liens and other Liens acceptable to Purchaser.

     5.11  Proceedings.  No action or proceeding shall be pending or threatened
           -----------
to restrain or prevent the consummation of the transaction contemplated hereby.

     5.12  Deliveries.  Sellers shall have delivered to Purchaser the items
           ----------
referred to in Section 2.3(b).



                                   Article 6
                      CONDITIONS TO SELLERS' OBLIGATIONS

     The obligations of Sellers to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions except to the extent any such condition is waived in writing by Sellers:

     6.1   Performance by Purchaser.  Purchaser shall have performed and
           ------------------------
complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by

Purchaser at or prior to the Closing, and the representations and warranties of Purchaser contained in this Agreement shall be true as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     6.2   Certificate of Performance of Purchaser.  Sellers shall have received
           ---------------------------------------
a certificate of a duly authorized officer of Purchaser, dated the date of the Closing, reasonably satisfactory in form and substance to Sellers, certifying that Purchaser has performed and complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by Purchaser at or prior to the Closing, and that each of the representations and warranties of Purchaser contained herein is true as of the date of this Agreement and at and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     6.3   Certificate of Secretary of Purchaser.  Sellers shall have received a
           -------------------------------------
certificate of the Secretary or the Assistant Secretary of Purchaser which certifies (a) the resolutions duly adopted by the Board of Directors of Purchaser authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement; and (b) that such resolutions have not been rescinded or modified and remain in full force and effect as of the date of the Closing.

     6.4   Proceedings.  No action or proceeding shall be pending or threatened
           -----------
to restrain or prevent the consummation of the transactions contemplated hereby.

     6.5   Opinion of Counsel for Purchaser.  Sellers shall have received the
           --------------------------------
Purchaser's Counsels' Opinions.

     6.6   Deliveries.  Purchaser shall have delivered to the Sellers the items
           ----------
referred to in Section 2.3(c).

     6.7   Employment Agreements.  The Employment Agreements of Lebatard and
           ---------------------
Hauser-Kauffmann shall have been amended to the reasonable satisfaction of such Sellers and Purchaser.


                                   Article 7
                            POST-CLOSING COVENANTS

     7.1   Covenant Not to Compete and Non-Solicitation.
           --------------------------------------------

     (a) In furtherance of the sale of the Shares to Purchaser and for good and valuable consideration, the receipt of which is hereby acknowledged, each Seller, on his or her own behalf and on behalf of each of his or her Affiliates (whether now existing or hereafter acquired or created), hereby agrees that, for a period commencing on the Closing Date and expiring three years after the date of the Closing, Sellers, and each of them and each Affiliate of each of them, will not, directly or indirectly, as an employer, proprietor, partner, shareholder, director, consultant, agent or otherwise (i) own, manage, operate, participate in, perform services for, or provide financial assistance to the entities or persons listed on Exhibit C or (ii) establish a new business which competes with the Business anywhere in France, Germany, Belgium, the Netherlands, Spain, the United Kingdom, Portugal and Turkey (it being understood that the customers of the Company and Purchaser and its Affiliates are generally located within such areas, that the geographic scope of the Business extends and is projected to extend throughout such areas and is not limited to any particular region thereof, and that competitors may compete effectively from any location within such areas); provided, however, ownership
                                                  --------  -------
of not more than five percent (5%) of the issued and outstanding shares of a class of securities issued by a corporation and traded on a recognized national stock exchange shall not, standing alone, be prohibited by this subsection.

     (b) In furtherance of the sale of the Shares to Purchaser, each Seller hereby also agrees that, for a period commencing on the Closing Date and expiring three years after the date of the Closing, Sellers, and each of them and each Affiliate (whether now existing or hereafter acquired or created) of each of them, will not, directly or indirectly, as an employer, proprietor, partner, shareholder, director, consultant, agent or otherwise, induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any of its employees, agents, consultants or independent contractors.

     (c) In furtherance of the sale of the Shares to Purchaser, each Seller hereby also agrees that Sellers and each of them and each Affiliate (whether now existing or hereafter acquired or created) of each of them will not directly or indirectly, disclose, divulge, publish or disseminate, whether orally or in writing, to any Person, without the consent of Purchaser, any information relating to this Agreement, the Business, Purchaser or Purchaser's business which information is not in the public domain.

     (d) Without limiting the right of Purchaser to pursue all other legal and equitable rights available to it for any violation of Subsections 7.1(a), (b) or
(c) by either Seller, the parties agree that monetary damages cannot fully compensate Purchaser for such a violation and that Purchaser shall be entitled to injunctive relief to prevent violation or continuing violation thereof and that no bond or other security shall be required of Purchaser in connection therewith. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 7.1, any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the minimum extent necessary to make it enforceable by such court or agency. Nothing herein shall be construed as prohibiting such party from pursuing any other remedies at law or in equity which it may have.

     7.2  Agreement Regarding IPO.  Purchaser shall make good faith efforts to
          -----------------------
include any Converted Common Shares in the registration statement filed with the Securities Exchange Commission so that after completion of the IPO, the Converted Common Shares do not constitute "restricted securities" obtained in a non-public offering under applicable securities laws; provided, however, that
                                                      --------  -------  ----
the Converted Common Shares shall not be sold in such IPO. Sellers who will hold Convertible Notes shall execute an agreement with any underwriters engaged by Purchaser in connection with such IPO which prohibits any sale of Converted Common Shares for a period of One Hundred Eighty (180) days after the completion of the IPO. In the event Purchaser is unable to include the Converted Common Shares in its registration statement as contemplated above, then from the expiration of such One Hundred Eighty (180) day period until the expiration of the minimum holding period applicable to the holders of Converted Common Shares under Regulation S, Purchaser shall purchase any Converted Common Shares, at a price per share equal to the IPO price, upon ten (10) days advance written notice from any holder of Converted Common Shares. In the event of an IPO, Purchaser further agrees to make good faith efforts to direct and make available to the holders of the Non-Convertible Notes, and other employees of the Company if possible, shares of Purchaser at the IPO issuing price.

     7.3  Investment Restrictions.  None of the Sellers shall resell any of the
          -----------------------
Securities except pursuant to an effective registration statement under the Act or in accordance with the provisions of Regulation S. Purchaser shall refuse to register any transfer of any of the Securities not made in accordance with this
Section 7.4.

     7.4  Agreement Regarding Post-Closing Payments.  The Sellers, jointly and
          -----------------------------------------
severally, hereby represent and warrant to Purchaser that the only unpaid liabilities to Sellers which exist on the date of this Agreement are: (i) the unpaid balance of all loans made by the Sellers in the aggregate amount of: One Million Four Hundred Twenty Two Thousand Eight Hundred Forty French Francs
(FF 1,422,840) (the "Shareholder Debt"); and (ii) the Permissible Dividend Payment. Following the Closing, Purchaser covenants and agrees to cause the Company to repay the Shareholder Debt and to pay the Permissible Dividend Payment (collectively (i) and (ii) the "Post-Closing Payments") in the normal course of business on the condition that after giving effect to such Post-Closing Payments the Company shall be in compliance with the covenants of Purchaser's lender relating to the Company's level of long term, short term and receivable financing indebtedness.

     7.5  Recapitalization.  As soon as practicable after Closing but not later
          ----------------
than thirty (30) days after the Closing, the Purchaser shall transform the retained earnings of the Company in the amount of Seven Million Two Hundred Fifty Thousand French Francs (7,250,000) into capital.

     7.6  Post Closing Delivery of Balance Sheets.  Within thirty (30) days of
          ---------------------------------------
Closing Sellers hereby covenant and agree to deliver to Purchaser, at their expense, the balance sheets of each of the RDI Companies, dated as of December 31, 1995, certified by Guyon, Varona & Autres stating that such balance sheets have been prepared in accordance with GAAP.


                                   Article 8
             INDEMNIFICATION AGREEMENT/SURVIVAL OF REPRESENTATIONS

     8.1  Indemnification by Sellers.
          --------------------------

     (a) Sellers shall, jointly and severally, indemnify Purchaser (or its designee) (individually, a "Purchaser Party", collectively, the "Purchaser Parties") and hold each of them harmless from and against all damages, claims, causes of action, losses and expenses, including reasonable attorneys' fees and expenses (collectively, "Indemnifiable Losses"), incurred by Purchaser or the Company in connection with or arising from any one or more of the following: (i) any nonfulfillment or breach by any Seller of any of his or her respective agreements or covenants in this Agreement; (ii) any breach of any warranty or the inaccuracy of any representation of Sellers contained in this Agreement or any certificate or Schedule delivered by or on behalf of any Seller to this Agreement; (iii) any matters set forth in Schedule 3.16; (iv) any
                                                         -------------
Liability of the Company of any kind arising from any act or omission occurring prior to the Closing Date, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for on the Audited Balance Sheet, other than liabilities which have been reasonably incurred after December 31, 1995 in the ordinary course of business consistent with this Agreement and the past practices of the Company or which are not required to be disclosed on the Audited Balance Sheet in accordance with GAAP but the existence of which has been disclosed in Schedule 3.3 to this Agreement; (v) any treatment, storage or
                  ------------
disposal of any Hazardous Materials, or the arranging therefore, by the Company which occurred prior to the Closing; (vi) any discharge into the environment of any Hazardous Material from any of the Real Estate, the Leased Real Estate or any other real property previously owned or leased by the Company which occurred prior to the Closing, or the presence on any of the Real Estate, the Leased Real Estate or any other real property previously owned or leased by the Company of any Hazardous Materials; and (vii) any Liability relating to the Company's ownership of the Other Equity Interests.

     (b) If any Purchaser Party determines that it has suffered or incurred any Indemnifiable Loss, such Purchaser Party shall so notify Sellers within thirty
(30) days in writing. If any action at law or suit in equity is instituted by a third party against any Purchaser Party with respect to which such Purchaser Party intends to claim any Indemnifiable Loss under this Article 8, Purchaser shall notify Sellers of such action or suit in accordance with this Section and
Section 8.3 of this Agreement.

     (c) In addition to any other remedies a Purchaser Party may have in seeking to enforce its rights to indemnification against any Seller pursuant to this Section 8.1, Purchaser, shall have the right, but not the obligation, to offset the full amount of any Indemnifiable Loss against any principal or interest payment it is obligated to make in connection with the Subordinated Notes; provided, however, that in the event of a final nonappealable
       --------  -------  ----
determination by a court of competent jurisdiction to the effect that Purchaser was not entitled to offset any such payment or any portion thereof, Purchaser shall promptly pay to Sellers the wrongfully withheld amount, together with interest from the original due date of such payment at a rate of nine and one-half percent (9.5%) per annum.

     (d)  Notwithstanding anything contained in this Section 8.1 to the contrary and subject to the limitations set forth in Section 8.4, the Sellers shall only be required to indemnify the Purchaser Parties (i) to the extent that the aggregate amount of Indemnifiable Losses suffered by Purchaser Parties in the aggregate exceeds Seven Hundred Twenty Thousand French Francs (FF 720,000) plus the amount, if any, by which the Liabilites of the RDI Companies are less than Seven Hundred Twenty Thousand French Francs (FF 720,000) as of the Closing Date (the "Threshold Indemnification Level"), and (ii) up to the maximum aggregate indemnification liability amount equal to (A) the Purchase Price with respect to Indemnifiable Losses arising as a result of a breach of a warranty or inaccuncy of a representation set forth in Section 3.1 or 3.2 and (B) the aggregate amount of Fifteen Million French Francs (FF 15,000,000) with respect to Indemnifiable Losses arising as a result of any other matter for which Purchaser is entitled to indemnification under Section 8.1 (a) for the period from the Closing Date to the day after the second anniversary of such Closing Date, at which time the maximum indemnification aggregate amount shall be reduced to Ten Million French Francs (FF 10,000,000) less, however, the
                                                       ----------------
aggregate amount which may have been paid by Sellers to Purchaser for the period from the preceding two-year period referenced in this Subsection (B), to the balance of the remaining survival period provided for in Section 8.4 (a) for Sellers' indemnification obligations; provided, however, that, the maximum
                                      --------  -------  ----
indemnification amount for each Seller shall not exceed the amount of the Purchase Price, including the Cash Portion and the Debt Portion, received by such Seller as identified in Schedule 2.2 Notwithstanding anything in this
                             ------------
Section 9.1(d), the Threshold Indemnification Level shall not apply to Indemnifiable Losses which result from or arise under (y) any breach of any warranty or the inaccuracy of any representation set forth in Section 3.1,or
Section 3.2or (z) any matters addressed in Section 8.1(a)(vii).

     8.2  Indemnification by Purchaser.
          ----------------------------

          Purchaser shall indemnify each Seller and hold each of them harmless from and against any Indemnifiable Loss incurred in connection with or arising from any one or more of the following: (i) any nonfulfillment or breach by Purchaser of any of its agreements or covenants in this Agreement; and (ii) any breach of any warranty or the inaccuracy of any representation of Purchaser contained in this Agreement or any certificate or Schedule delivered by or on behalf of Purchaser pursuant to this Agreement.

     (a) If any Seller determines that it has suffered or incurred any Indemnifiable Loss, such Seller shall so notify Purchaser within thirty (30) days in writing. If any action at law or suit in equity is instituted by a third party against any Seller with respect to which such Seller intends to claim any Indemnifiable Loss under this Article 8, such Seller shall notify Purchaser of any such action or suit in accordance with Section 8.3 of this Agreement.

     8.3  Third Party Claims.
          ------------------

     (a) Subject to paragraph (b) of this Section, a party entitled to indemnification under this Article 8 ("Indemnitee") shall have the right to conduct and control, through counsel of its choosing, any third-party claim, action or suit, and Indemnitee may compromise or settle the same, provided that Indemnitee shall give the party alleged to be liable for such indemnification ("Indemnitor") advance notice of any proposed compromise or settlement. Indemnitee shall permit the Indemnitor to participate in the defense of any such action or suit through counsel chosen by Indemnitor, provided that the fees and expenses of such counsel shall be borne by Indemnitor.

     (b)  If the remedy sought in any action or suit referred to in paragraph
(a) of this Section is solely money damages and will have no continuing effect on the Business or the Company's relationship with one of its customers or a trade creditor, Indemnitor shall have fifteen (15)
calendar days after receipt of the notice referred to in Section 8.1(b) or
Section 8.2(b) to notify Indemnitee that Indemnitor elects to conduct and control such action or suit. If Indemnitor does not give the foregoing notice, Indemnitee shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and Indemnitor shall, upon request from Indemnitee, promptly pay to Indemnitee in accordance with the other terms of this Article 8 the amount of any damage or loss resulting from Indemnitee's liability to the third-party claimant and all related expense. If Indemnitor gives the foregoing notice, Indemnitor shall have the right to undertake, conduct and control, through counsel of its own choosing, and at the expense of Indemnitor, the conduct and settlement of such action or suit, and Indemnitee shall cooperate in connection therewith; provided, however, that (i) Indemnitor shall permit Indemnitee to participate in
- --------  -------  ----
such conduct or settlement through counsel chosen by Indemnitee, but the fees and expenses of such counsel shall be borne by Indemnitee except as provided in clause (ii) below; and (ii) Indemnitor shall agree promptly to reimburse Indemnitee to the extent required under this Article 8 for the full amount of any damage or loss resulting from such action or suit and all related expense incurred by Indemnitee, except fees and expenses of counsel for Indemnitee incurred after the assumption of the conduct and control of such action or suit by Indemnitor. So long as Indemnitor is contesting any such action or suit in good faith, Indemnitee shall not pay or settle any such action or suit. Notwithstanding the foregoing, Indemnitee shall have the right to pay or settle any such action or suit, provided that in such event Indemnitee shall waive any right to indemnity therefor by Indemnitor and no amount in respect thereof shall be claimed as damage, loss or expense under this Article 8.

     8.4  Survival Period and Indemnification.
          -----------------------------------

     (a) The Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement or in any certificate delivered hereunder. Sellers have the right to rely fully upon the representations, warranties, covenants and agreements of Purchaser contained in this Agreement or in any certificate delivered hereunder. The covenants set forth in this Agreement shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect indefinitely unless otherwise provided in this Agreement. The representations and warranties and the indemnification provisions contained in
Section 8.1 and Section 8.2 of this Agreement and in any Schedules or certificates delivered pursuant hereto shall survive consummation of the transactions contemplated by this Agreement and shall remain in full force and effect and shall continue and remain in full force and effect until the day after the second anniversary of the Closing Date, at which time all such representation, warranties and indemnification obligations shall terminate, except that any representation, warranty or indemnification relating to (i) any matters set forth in Section 3.1 or Section 3.2 shall continue in full force and effect until the day after the tenth anniversary of the Closing Date (ii) any matters set forth in Sections 3.9 (a) (with respect to title to Personal Property), 3.10 (b) (with respect to title to Real Estate), 3.15, 3.21, 8.1(a)(v), 8.1(a)(vi) or 8.1(a)(vii) shall continue in full force and effect until the day after the fifth anniversary of the Closing Date; and (iii) any matters set forth in Section 3.8 shall continue in full force and effect until the day after the expiration of the applicable statute of limitations (including any waiver or extension thereof).

     (b) Any matter as to which a claim has been asserted by notice to another party and that is pending or unresolved at the end of the applicable survival period described in Section 8.4(a) shall continue to be covered by Article 8 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

     8.5  Tax Implications of Indemnification.  The amount of any claim against
          -----------------------------------
the Sellers for indemnification hereunder shall be net of any tax benefit to Purchaser and /or the Company. Any payments made by Sellers pursuant to
Section 8.1 (a) shall be deemed a reduction of the Purchase Price to the extent permissible under applicable tax regulations.


                                   Article 9
                              GENERAL PROVISIONS

     9.1  Confidential Nature of Information.  Each party shall treat in
          ----------------------------------
confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is known to the public and did not become so known through any violation of a legal obligation, (c) became known to the public through no fault of such party, or (d) after the Closing, in the case of Purchaser's confidentiality obligation, relates to the Company, the Assets and/or the Business. The obligations imposed by the foregoing provisions of this
Section 9.1 shall survive the Closing and any termination of this Agreement.

     9.2  Court.  Any action, suit or proceeding arising out of or in connection
          -----
with this Agreement shall be brought in the Tribunal de Commerce de Paris (the "Court"), and each party irrevocably submits and consents to the exclusive jurisdiction of such Court.

     9.3  Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be deemed given if (a) sent via DHL or another international courier service, two business days after such notice is sent to the address listed below for the party to whom the notice is being sent ("Notice Party"); (b) if hand delivered or delivered by courier, upon actual delivery of such notice to the Notice Party at the address listed below for such Notice Party; or (c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such notice mails a copy of such notice, in accordance with Section 9.3(a) above, within two days after the transmission of such notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:

  If to Purchaser:    Control Devices, Inc.
                      228 Northeast Road
                      Standish, Maine 04084
                      Attn: Bruce D. Atkinson, President
                      Facsimile No.: 19-1-207/642-0248

  With copy to:       Hammond, Kennedy, Whitney & Company, Inc.
                      8888 Keystone Crossing, Suite 690
                      Indianapolis, Indiana 46240
                      Attn:  Glenn Scolnik, Vice President
                      Facsimile No.: 19-1-317/574-7515

  and a copy to:      Sommer & Barnard
                      Attorneys At Law, PC
                      4000 Bank One Tower
                      111 Monument Circle, P.O. Box 44363
                      Indianapolis, IN  46244-0363
                      Attn:  Julianne S. Lis-Milam
                      Facsimile No.: 19-1-317/236-9802

  and a copy to:      Hughes Hubbard & Reed
                      47 Avenue Georges Mandel
                      75116 Paris, France
                      Attn:  Winston J. Maxwell
                      Facsimile No.: 001-33-1-44-05-80-68

  If to Sellers:


Michael Hauser-Kauffmann                Antonio Alvarez-Mendez
9, rue Meynadier                        8 Square Charton
75019 Paris                             92200 Neuilly S/Seine
France                                  France

Jacqueline Chambrelan                   Regina Combes
45 bld de la Saussaye                   105 avenue Aristide Briand
92200 Neuilly S/Seine                   94230 Cachan
France                                  France

Raymond Fraysse                         Michel Hauser-Kauffmann
30 rue des Sapins                       9 rue Meynadier
94100 St Maur Des Fosses                75019 Paris
France                                  France

Alain Lebatard                          Bernard Viret
48 rue de Mouzaia                       28 avenue de la Republique
75109 Paris                             94700 Maisons-Alfort
France                                  France



  With a copy to:      Pullman & Comley, LLC
                       One Century Tower,
                       9th Floor
                       265 Church Street
                       New Haven, CT  06510-7000
                       Attn:  H. William Shure
                       Facsimile No.: 19-1-203-776-7075

  and a copy to:       Veil Armfelt Jourde
                       69, Avenue Victor Hugo
                       75783 Paris Cedex 16
                       France
                       Attn:  Guillaume Kuperfils
                       Facsimile No.: 011-33-1-44-17-50-30


Any party may change his or its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 9.3, to each other party of such change.

     9.4 Expenses.
         ---------

     (a) Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its respective counsel and accountants; provided, however, (i) all such costs, fees and expenses of the
             --------  -------
Company incurred at or prior to the Closing shall be paid by Seller, other than the fees of the Accountants and (ii) any such costs, fees and expenses of any Seller paid by the Company prior to Closing shall be reimbursed to the Company by such Seller at the time of Closing.

     (b) In any legal action between the parties arising out of or related to this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees.

     9.5  Governing Law .  This Agreement shall be governed by and construed
          --------------
in accordance with the laws of France.

     9.6  Partial Invalidity .  In case any one or more of the provisions
          -------------------
contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     9.7   Access to Records.  For a period of three years after the date
           -----------------
hereof, Sellers and their representatives shall have reasonable access to all of the books and records relating to the Assets and Business to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operations of the Business and the Assets prior to the Closing (collectively, "Accessible Records"); provided, however, (a)
                                                     --------  -------
Sellers shall have reasonable access to any Accessible Records which relate to an indemnity claim made by Purchaser against any Seller pursuant to this Agreement for so long as such claim is unresolved, and (b) Sellers shall have reasonable access to any Accessible Records which related to any Tax obligation of any Seller for so long as the applicable statute of limitations (including any waiver or extension thereof) with respect to such Tax obligation has not expired. Such access shall be afforded by Purchaser upon receipt of reasonable advance notice and during normal business hours. Sellers shall exercise their rights under this Section 9.7 in such a manner as to avoid undue disruption of the business and affairs of the Company and/or Purchaser. Sellers shall be solely responsible for any costs or expenses incurred pursuant to this Section
9.7. If Purchaser shall desire to dispose of any material tax or accounting books and records prior to the expiration of such three-year period, or thereafter, subject to all legal regulations regarding retention of such books and records, with respect to Accessible Records pertaining to Tax obligations, Purchaser shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as Sellers may select.

     9.8   Assignment; Right of Purchaser to have Transactions Consummated By a
           --------------------------------------------------------------------
Subsidiary. Neither this Agreement nor any right hereunder shall be assigned
- ----------
by any party without the written consent of the other party; provided, however,
                                                             --------  -------
Purchaser shall have the right (a) to have the transactions contemplated by this Agreement consummated by a corporation or other entity owned by Purchaser to be formed at or prior to the time of the Closing and (b) to collaterally assign its rights hereunder as security for loans made to Purchaser, but the exercise of any such rights shall not relieve Purchaser of its obligations under this Agreement.

     9.9   Successors and Assigns.  Subject to the provisions of Section 9.8
           ----------------------
above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     9.10  Execution in Counterparts.  This Agreement may be executed in one or
           -------------------------
more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each of Purchaser, Sellers and the Company shall have executed one counterpart and delivered it to the other parties hereto.

     9.11  Titles and Headings.  Titles and headings to sections herein are
           -------------------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.12  Entire Agreement; Amendments and Waivers.  This Agreement contains
           ----------------------------------------
the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties or their respective agents, accountants or attorneys. The parties, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. In the event of conflict between the terms of this Agreement and the Share Assignment Agreement, the terms of this Agreement shall take precedence.

     9.13  Publicity.  Sellers and Purchaser shall consult prior to any
           ---------
announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public.

     9.14  Brokers' and Finders' Fees.  Each party represents that it has not
           --------------------------
incurred, and shall not incur any liability for brokers' or finders' fees or agents' commissions in connection with this Agreement or the transactions contemplated hereby.

     9.15  Third Party Beneficiaries.  Except as provided in Article 8 and
           -------------------------
Section 9.8 to the extent that a party is obligated thereunder, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     9.16  Business Relationships.  Upon the request of Sellers, Purchaser
           ----------------------
hereby acknowledges that Purchaser has a supplier-distributor business relationship with the Company. Purchaser is a manufacturer of primarily automotive circuit breakers, various sensors and ceramic component parts which are distributed by the Company to original equipment manufacturers in Western Europe. As a result of such relationship, Purchaser is generally familiar with that portion of the Business related solely to the products manufactured and sold by Purchaser to the Company as of the date of this Agreement.




                       [INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Stock Purchase Agreement as of the day and year first above written.


"PURCHASER"                                  "SELLERS"

Control Devices, Inc.

                                             _______________________________
                                             Antonio Alvarez-Mendez
By:  ________________________________

Its: ________________________________
                                             _______________________________
                                             Jacqueline Chambrelan

"COMPANY"

Realisations et Diffusion pour l'Industrie   _______________________________
                                             Regina Combes


By:  ________________________________
                                             _______________________________
Its: ________________________________        Raymond Fraysse



                                             _______________________________
                                             Michel Hauser-Kauffmann



                                             _______________________________
                                             Alain Lebatard



                                             _______________________________
                                             Bernard Viret